EXHIBIT 99.1

MEC

Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario,
Canada L4G 7K1

MEC PRESS RELEASE

Magna Entertainment Corp. announces entry by AmTote into multi-year tote services contract with Woodbine Entertainment Group

AURORA, ON, July 11, 2007 – Magna Entertainment Corp. (“MEC”) (NASDAQ: MECA; TSX: MEC.A) announced today that its wholly-owned subsidiary AmTote Canada, Inc. (“AmTote Canada”) has entered into a Totalisator Service Agreement with Woodbine Entertainment Group (“WEG”), which is the largest horse racing operation in Canada and, based on live racing programs conducted, one of the largest in the world. AmTote Canada will be the tote services provider to WEG for a 10-year term commencing January 2008. Financial terms were not disclosed.

“We are thrilled to enter into a new business relationship with Woodbine Entertainment Group, one of the most prominent players in the horse racing industry” says Steve Keech, President of AmTote International, Inc. (“AmTote”). “We look forward to providing patrons of WEG with an unsurpassed pari-mutuel wagering experience, as we continue to expand our portfolio of customers worldwide. This transaction represents an exciting growth opportunity for AmTote.”

“AmTote’s new leadership and focus on innovation is well aligned with our vision and we look forward to our long-term technology partnership”, says Sean Pinsonneault, Vice President of Wagering Services for WEG.

AmTote, headquartered in Hunt Valley, Maryland, is a global provider of totalisator and wagering technology. AmTote currently has service contracts with over 70 customers worldwide, including North American and international racetracks, sports books, and online wagering entities.

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, acquires, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally. Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV(TM), a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding the expected impact of entering into the tote services agreement.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward- looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes: in general economic conditions, the popularity of racing and other gaming activities as recreational activities, the regulatory environment affecting the horse racing and gaming industries, and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes: in general economic conditions, the popularity of horse racing and other gaming activities, the regulatory environment, and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For further information, please contact:

Blake Tohana

Executive Vice-President and Chief Financial Officer

Magna Entertainment Corp.

337 Magna Drive, Aurora, ON L4G 7K1

Tel: (905) 726-7493